EXHIBIT 10.21

                              CONSULTING AGREEMENT
                              --------------------


     This agreement is made this 17th day of July, 2003 between

THE  RIGHT  SOLUTIONS  GATEWAY  at  3035 East Patrick Lane, Suite 14, Las Vegas,
Nevada  89120,  hereinafter  referred  to as RSG.   Phone number (702) 938-9316.

And

Jack M. Zufelt at 3228 East Phillips Drive, Littleton, Colorado 80122, hereinafter referred to as Zufelt. Phone number (303) 741-9025.

     RSG agrees to retain Zufelt, and Zufelt has agreed to provide certain consulting services on the terms and conditions set out below.

RESPONSIBILITIES  OF  ZUFELT:
----------------------------

     Zufelt will help RSG create an integrated prospecting and recruiting system with specific prospecting and recruiting tools customized specifically for RSG.

1. Zufelt will consult with RSG on all aspects of their business as well as create and implement important strategies regarding all aspects of what it takes to cause prospecting and recruiting. It will include a 24-hour, 7 day a week system that is designed and dedicated specifically to help RSG distributors prospect and recruit on both its products, and its income opportunity.

2.   This  consulting,  prospecting  and  recruiting  system  shall  include:

     a) A 10 to 15 minute recruiting script for an audiocassette/CD to be used for powerful prospecting. Zufelt will arrange for professional voice and be at the studio to direct that professional to create the kind of inflection and sound on the tape that is desired.

     b) Sample, short scripts for distributors to use when handing out the cassette and when calling back respondents to the new prospecting tools.

     c) Short scripts for distributors to use when following up on prospects they have given or sent the prospecting tape to.

     d) A 10 to 15 minute "closing" script to be used for pre-recorded message to be used by distributors to bring prospects to a decision. It will be designed specifically to close the sale on both the products AND the business opportunity. It will gently, but powerfully, hard sell prospects on the products, auto-ship and the income opportunity as well as give them the three choices of packages to buy so that when the call is over all the distributor has to say to the prospect is, "So, what do you want to do?" Or "Which choice do you want to start with?"


     e) Three powerful, attention getting letters to be used for prospecting and recruiting by distributors. One will be designed to accompany the recruiting cassette that goes to people they already know, another will be designed to accompany the cassette to go to those they don't know and the third one will be a letter that can be sent out by itself inviting prospects to request the cassette.

     f) An income projection for the consultant based on 6 and 12 months of using Zufelt's system and RSG's compensation plan. With your help and knowledge of the Right Solutions


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          comp  plan  I  will  create realistic, believable, not pie in the sky, income projections with just a 2% success rate, showing potential income after just 6 and 12 months of faithfully using the prospecting system I create. This always excites distributors into action because it is so believable.

     g) Design hard-hitting, attention getting, 4-color Post Cards for prospecting.

     h) Sell and train your existing distributors on using the system I create for you in up to five live seminars and up to 30 conference calls. Who better than the author, of the new recruiting system with years of proof that it works, as well as extensive credentials, to tell your distributors, new or old, about the system and excite and motivate them to use it on a massive scale? I will also pass my abilities on to you and any person you so designate as well as any of the leaders in the field who want to get and stay serious about making money through proper prospecting and massive recruiting.

     i) 90 Days of unlimited consulting which will include but is not be limited to:

          - Spending time with the owners to learn about, and become indoctrinated on, the flavor, feel and culture of RSG including the compensation plan and any other things pertinent to creating powerful business building tools.

          - Analyze and make recommendations on making sure all existing brochures letters, website pages and any other marketing materials past, present or future are designed to sell the opportunity and/or the products or both.

          - Help define what should go into the three packages/business builder kits.

          - Unlimited consulting on any and all other aspects of the RSG business opportunity as needed.

          - Consult with RSG on how to leverage what I am doing for the company to help make PR with the market makers of their stock.


RESPONSIBILITIES  OF  RSG
-------------------------

1. In exchange for Zufelt's services listed above, RSG shall pay Zufelt the sum of one hundred and four thousand dollars ($104,00.00) in US funds.

     This amount is to be paid as follows:

     Upon the signing of this agreement and on or before Friday the 18th of July 2003, RSG shall purchase from Zufelt one thousand each of the following:

1,000 Learn To Earn cassette programs
1,000 How to Use The Conquering Force Within You cassette program
1,000 Bonus Tapes
1,000 The DNA of Success Books
1,000 9 Reports For Your Success
1,000 Monthly Ezine subscription to the "Z" Report (Included at no charge)

     Payments for the above items shall be as follows: Eight thousand, six hundred and sixty six dollars, ($8,666.00) in US funds is due and payable on July 18, 2003. The balance of ninety five thousand three hundred and thirty four dollars ($95,334.00) shall be paid to Zufelt in eleven equal, weekly payments


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of  eight  thousand  six  hundred  and sixty six dollars  ($8,666.00) each. Said payments  to  be  made  on  or  before  the  following  dates:

     July  25, 2003, August 1, 2003, August 8, 2003, August 15, 2003, August 22,
2003, August 29, 2003, September 5, 2003, September 12, 2003, September 19, 2003, September 26, 2003 and
October  3,  2003.

ALL PAYMENTS MUST BE MADE IN ONE OF THE FOLLOWING FORMS:

     1) Certified check made out to Jack M. Zufelt. If a certified check is sent it must be sent via overnight delivery.
     2) Wire transfer to Zufelt's bank account. If wire transfer, use the following banking information:

                    Receiving Bank Information

                    ARAPAHOE BANK AND TRUST
                    7777 East Arapahoe Road
                    Englewood, Colorado  80112   USA

                    Account Name:    Z Distributing, Inc.
                    Account Number:  1073885
                    Routing Number for Wire Transfer:   107 00 1957

2. Zufelt shall order and send the 1,000 of each product as described above once all of the payments as outlined in Responsibilities of RSG ( 1 ) above have been paid in full. Zufelt will advance product earlier to provide startup needs from his inventory if necessary.

3. RSG shall use commit to use Zufelt to train at the above five mentioned seminars and conference calls between the date of this agreement and March of 2004. The schedule for all such seminars and conference calls must be agreed upon by both Zufelt and RSG.

3. RSG shall pay all of Zufelt's expenses relating to the above services listed and identified as ( a ) thorough ( i ) including, but not limited to, professional voice, studio time for recording of the prospecting cassette, production of prospecting cassettes/CDs, graphic artists for post cards etc., design layout etc., all travel expenses including non restricted round trip airfare (via United Airlines where possible), car rental and gas, lodging, meals, airport parking etc. as well as long distance calls, conference calls etc. If any travel is required out of the continental US or Canada, airfare shall include round trip in business class. All expenses must be pre-approved by the Company.

ACT OF GOD:
-----------

     If, due to an act of God or other cause beyond the control of Zufelt or RSG, any agreed upon consulting, conference call or training presentation cannot be given at the time, place and upon the terms agreed to, and if a satisfactory substitute or alternate date cannot be arranged, neither Jack Zufelt or RSG shall have claim for damages.

     RSG understands and accepts that this consulting agreement with Zufelt is not an exclusive agreement and that Zufelt may have other clients for which he provides the same or similar services.

     This contract will be construed according to the laws of the State of Nevada and any disputes arising here from will be litigated in its courts.

     If payment under the terms of this contract is not made when due, RSG agrees to pay all costs of collection including attorneys fees and 1.5% per month on all amounts past due.


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     This contract sets forth the entire understanding and agreement and is not subject to amendment or supplemental agreement except in writing and duly executed by both parties. This agreement shall be valid and binding only when signed by both an authorized agent for RSG and Jack M. Zufelt.


Signed _________________________________     Date ___________________
       Jack M. Zufelt


Signed Gateway Distributors, Ltd, d.b.a. The Right Solution

By: _________________________________     Date ___________________
    Rick Bailey President / CEO


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